                                                                    EXHIBIT 24.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated February 15, 2002 relating to the financial statements of Transition Auto Finance IV, Inc., as of December 31, 2001 and for the period from September 20, 2001 (Inception) through December 31, 2001, and our firm being named under the caption "Experts" in the Prospectus.


Sprouse & Anderson, L.L.P.

Austin, Texas
March 15, 2002